SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 27, 2006
UST INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-17506	06-1193986

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	I.R.S. Employer Identification No.)

100 West Putnam Avenue, Greenwich, Connecticut		06830

(Address of principal executive offices)		(Zip Code)
(203) 661-1100

(Registrant’s telephone number, including area code)
None

(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02 Results of Operations and Financial Condition
Item 2.05 Costs Associated with Exit or Disposal Activities
Item 9.01 Financial Statements and Exhibits
SIGNATURE PAGE
EXHIBIT INDEX
EX-99.1: PRESS RELEASE

Item 2.02 Results of Operations and Financial Condition.
A copy of the press release issued by UST Inc. (the “Company”) on Thursday, July 27, 2006 describing its results of operations for, and its financial condition as of, the quarter ended June 30, 2006, is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 2.05 Costs Associated with Exit or Disposal Activities.
On July 27, 2006, the Company announced that it would be pursuing a cost-reduction initiative called “Project Momentum,” with targeted savings of at least $100 million over the next three years. This initiative is designed to create additional resources for growth via productivity and efficiency enhancements. The Company also believes that such an effort is prudent as it will provide additional flexibility in the increasingly competitive smokeless tobacco category.
The Company expects that it may incur costs in connection with Project Momentum, including restructuring charges, beginning as early as the third quarter of 2006. Specific costs and charges will depend on the actions taken and may include employee termination costs and charges related to professional fees incurred to implement the initiative. However, as the Company has not finalized the courses of action to be taken in connection with Project Momentum, it is not able, in good faith, to make a determination of the estimated amounts, or range of amounts, to be incurred in connection therewith, nor the associated future cash expenditures.
As particular actions are finalized and costs or charges are determined, the Company will file an amendment to this Form 8-K under Item 2.05 or report such costs or charges in its periodic reports, as appropriate.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit 99.1	Press Release dated July 27, 2006

SIGNATURE PAGE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2006	UST INC.
	By:	/s/ JAMES D. PATRACUOLLA
		Name:	James D. Patracuolla
		Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Press Release dated July 27, 2006